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THIS AGREEMENT is made on 21st April, 1997.

BETWEEN MARABELLA ENTERPRISES LIMITED of Level 18, 200 Mary Street, Brisbane, Queensland ("Marabella")

AND AUSTRALIAN WORLDWIDE EXPLORATION NL = ACN 078 897 440 of Level 8, TNT Plaza, Tower One, Lawson Square, Redfern, New New South Wales ("AWE")

RECITALS

A.   Marabella, Indo Overseas Exploration Ltd ("Indo") and Euro
     Pacific Energy Pty Ltd ("Euro") are holders of working interests in PEP 38716 and the PEP 38716 Joint Venture in the following proportions:

     Marabella - 52.8%

     Indo - 38.4%

     Euro - 8.8%

B Marabella has agreed to grant to AWE an option to acquire from Marabella a 25% working interest in PEP 38716 and the PEP 38716 Joint Venture upon the terms and conditions set out in this Agreement.

OPERATIVE PROVISIONS

1    DEFINITIONS AND INTERPRETATION

1.1  Definitions

     In this Agreement, except where the context otherwise requires, the following terms and expressions shall have the following meanings:

     "Agreement" means this option agreement;

     "Information" has the meaning given to that term in clause 4.1.

     "Operations" means all exploration, development, processing, reporting, analyzing, studying or any other operations or actions of whatsoever kind undertaken on or in respect of PEP 38716 which are appropriate to the exploration of such area the assessing of the petroleum content of such area, the investigation of the feasibility of carrying out of petroleum production operations on such area.

     "Option" means the option to acquire a 25% working interest in PEP 38716 and the PEP 38716 Joint Venture granted to AWE pursuant to clause 3.1.




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     "PEP 38716" means Petroleum Exploration Permit number 38716 issued under the Crown Minerals Act 1991 of New Zealand and any extension, renewal, conversion, substitution, modification or variation thereof.

     "PEP 38716 Operating Agreement" means the Operation Agreement entered into or to be entered into between Marabella, Indo Overseas Exploration Limited and Euro Pacific Energy Pty Limited in relation to PEP 38716.

     "PEP 38716 Joint Venture" means the unincorporated joint venture established in relation to PEP 38716 by the PEP 38716 Operating
Agreement.

     "Purpose" has the meaning given to that term in clause 5.3.

     "Related Body Corporate" has the meaning given to the term in the Corporations Law of Australia.

     "Representatives" has the meaning given to that term in clause
5.3.

     "working interest" means the total undivided percentage working interest from time to time of a party as tenant-in-common in PEP
38716 and the PEP 38716 Joint Venture.

1.2  Interpretation

     Unless expressed to the contrary:

     (a)  words importing:
          (i)  the singular include the plural and vice versa;

          (ii) any gender include the other genders;

     (b) if a word or phrase is defined cognate words and phrases have corresponding definitions:

     (c)  a reference to:

          (i) a person includes a firm, unincorporated association, corporation and a government or statutory body or authority;

          (ii) a person includes its legal personal representatives, successors and assigns;

          (iii) a statute, ordinance, code or other law includes regulations and other statutory instruments under it and consolidations, amendments, re-enactments or replacements of any of them;

          (iv) a right includes a benefit, a remedy, a discretion, an authority or power;

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          (v)  an obligation includes a warranty or representation
          and reference, to a failure to observe or perform an obligation includes a breach of warranty or representation:

     (d) provisions or terms of this Agreement or another agreement, understanding or arrangement includes a reference to both express and implied provisions and terms;

     (e) "$" or "dollars" is a reference to the lawful currency of New Zealand;

     (f) this or any other agreement includes the document as varied or replaced and notwithstanding any change in the identity of the parties:

     (g) writing includes any mode of representing or reproducing words in tangible and permanently visible form, and includes facsimile transmission;

     (h) a reference to anything (including, without limitation, any amount)is a reference to the whole or any part of it and a reference to a group of things or persons is a reference to any one or more of them;

     (i) an agreement, representation or warranty on the part of or in favor of two or more persons binds, or is for the benefit of them jointly and severally.

     1.3  Headings

     The clause headings used herein are for convenience only and shall not be used in construing or interpreting any provision of this Agreement.

2    WARRANTIES

     2.1  Marabella warrants that:

          (a)  it is the holder of 52.8% working interest in PEP
38716;

          (b)  it has maintained PEP 38716 in good standing;

          (c) PEP 38716 is unencumbered as at the date of this Agreement, and Marabella is not aware of any claims, demands, litigation or proceedings of any nature whatsoever pending or threatened in respect of PEP 38716;

          (d) Marabella has the power to transfer to AWE a 25% working interest in PEP 38716 subject to compliance with relevant legislative requirements.




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3    OPTION

     3.1 In consideration of the payment by AWE to Marabella of the sum of one dollar ($1.00), the payment of which is hereby acknowledged by the parties. Marabella hereby grants to AWE an option to acquire from Marabella a 25% working interest in PEP 38716 and the PEP 38716 Joint Venture upon the terms and conditions set out in the Agreement.

     3.2  The Option may be exercised at any time on or before:

          (a)  30 June 1997; or

          (b)  31 July 1997 if, prior to 30 June 1997:

               (i) AWE requests in writing an extension of the period within which to exercise the Option from 30
               June 1997 to 31 July 1997; and

               (ii) Marabella notifies AWE in writing that the period within which to exercise the Option is extended to 31 July 1997; and

               (iii) AWE pays to Marabella, within 48 hours of receipt by AWE of a notice under clause 3.2(b)(ii), a non-refundable payment of $250,000 in immediately available funds.

     3.3  The Option os exercisable by AWE forwarding to Marabella:

          (a)  written notice of exercise of the Option; and

          (b) evidence to the satisfaction of Marabella that AWE is financially competent to fulfil its obligations under this Agreement and the PEP 38716 Operating Agreement, and for this purpose evidence of execution of a firm underwriting agreement by an underwriter both satisfactory to Marabella, underwriting the raising by AWE of sufficient capital to enable it to fulfil its obligations under this agreement, will be sufficient evidence of such financial competence.

     3.4 If AWE does not give written notice of exercise of the Option within the period referred to in clause 3.2, or having given such notice, Marabella within 30 days of such notice gives notice that it is not satisfied that AWE is financially in a position to fulfil its obligations under this Agreement and the PEP 38716 Operating Agreement, this Agreement, with the exception of the confidentiality provisions contained in clause 5, shall terminate.

4    DISCLOSURE OF INFORMATION TO AWE

     4.1 As soon as reasonably practicable after execution of this Agreement, Marabella shall make available to AWE all exploration and mining information in Marabella's possession or control which relates to PEP 38716 or PEP 38716 Joint Venture and which;

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     (a)  is not already in the public domain; and

     (b) in Marabella's reasonable opinion, would be required by AWE in order for it to make an informed decision as to whether or not to exercise the Option, including, without limitation, documents, maps, reports, records, studies and other written data, including data which is stored on magnetic tapes, discs or other media, relating to or derived a s a result of geological, geochemical, geophysical or drilling or sampling activities conducted on or in respect of PEP 38716 ("Information").

     4.2 Any information which comes into Marabella's possession or control after execution of this Agreement shall be made available to AWE as soon as reasonably practicable.

5    CONFIDENTIALITY OF INFORMATION

     5.1 AWE acknowledges that the Information is confidential to Marabella and is and remains at all times the valuable and exclusive property of Marabella.

     5.2  Subject to Clause 5.3:

          (a) AWE shall not disclose in any way or form the Information or the terms of this Agreement to any other person without the prior written consent of Marabella; and

          (b) Marabella may grant or withhold its consent in its absolute and unfettered discretion, and may impose any conditions on that consent.

     5.3 Notwithstanding Clause 5.2, AWE may, without obtaining the prior written consent of Marabella, disclose the Information or any part thereof to those of AWE's officers, employees and independent advisors ("Representatives") who require access to such Information for the purpose of enabling AWE to make an informed decision as to whether or not to exercise the Option ("Purpose"), provided that AWE must ensure that each Representative to whom disclosure of Information is made has first executed a confidentiality undertaking in a form satisfactory to Marabella. AWE is responsible for any use or disclosure of the Information by its Representatives which is contrary to the provisions of this clause.

     5.4 The obligations of confidentiality under this clause shall not be taken to have been breached where Information is required to be disclosed to comply with any applicable law, order, regulation or ruling or the listing requirements of the Australian Stock Exchange Limited. If AWE must make a disclosure of this nature, it must disclose only the minimum required to comply and must notify Marabella in writing of the disclosure.

     5.5 Unless otherwise agreed in writing, AWE must use the Information only for the Purpose.


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     5.6  AWE shall not copy or reduce into tangible, visible or recorded form or allow to be copied or reduced into tangible, visible or recorded form, any Information furnished to it by or on behalf of Marabella without Marabella's prior written approval, which approval may be granted or refused, or granted subject to conditions, in Marabella's absolute discretion.

     5.7 AWE shall use its best endeavors to secure and protect the Information from unauthorized disclosure, access or use.

     5.8 As far as Marabella is aware, the Information is accurate. However, AWE acknowledges that Marabella does not make any other representation or warranty as to the accuracy o completeness of any Information which is provided. Marabella shall not be liable to AWE in relation to the use of such Information by AWE or any other party.

     5.9 Immediately upon termination of this Agreement, whether under clause 3.4 or otherwise, AWE shall return to Marabella all copies of Information furnished to AWE by or on behalf of Marabella which exists in tangible, visible or recorded form and remains in AWE's possession.

     5.10 The obligations under this clause shall remain in force indefinitely and shall not be affected by the return of all copies of the Information to Marabella or by the termination of this Agreement.

6    EARNING OF WORKING INTEREST

     6.1 Upon validly exercising the Option, AWE shall become obliged to pay the first $2.0 million of Marabella's share (based on Marabella's 52.8% working interest in PEP 38716 and the PEP 38716 Joint Venture) of the costs of Operations incurred after 30 June 1997. AWE shall pay Marabella's share of such costs at such times and in such manner as is required under the terms of the PEP 38716 Operating Agreement. The obligation contained in this clause 6.1 shall continue until AWE has paid an aggregate of $2.0 million of Marabella's share of the costs of Operations incurred after 30 June 1997, irrespective of the nature of such Operations.

     6.2 Upon validly exercising the Option, AWE shall be deemed to have acquired from Marabella a 25% working interest in PEP 38716 and the PEP 38716 Joint Venture, and as soon as reasonably practicable thereafter:

     (a) Marabella and AWE shall take all steps as may be reasonable necessary in order to have AWE recorded as the holder of a 25% working interest in PEP 38716; and

     (b) AWE shall enter into an agreement with the parties who are then bound by the PEP 38716 Operating Agreement ("Existing Parties") under which AWE agrees to become a party to the Pep 38716 Operating Agreement with such modifications and amendments to the Pep 38716 Operating Agreement as the Existing Parties may

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     reasonably require.  Marabella shall use all reasonable
     endeavors to procure the entry into such agreement by the Existing Parties.

     6.3 Upon AWE acquiring from Marabella a 25% working interest in PEP 38716 and the PEP 38716 Joint Venture pursuant to Clause 6.2, the following parties shall hold the following working interest:

          Marabella - 27.8%

          Indo - 38.4%

          Euro - 8.8%

          AWE - 25.0%

     6.4 If AWE fails to comply with its obligation under Clause 6.1 to pay the first $2.0 million of Marabella's share of the costs of Operations incurred after 30 June 1997 or any part thereof, this Agreement shall thereupon terminate and AWE shall immediately cease to have a working interest in PEP 38716 and the PEP 38716 Joint Venture. The 25% working interest previously held by AWE shall immediately vest in Marabella and AWE shall do all acts and things and sign all documents which are reasonably necessary in order to have Marabella recorded as the holder of that working interest.

     6.5 Where AWE has paid to Marabella a non-refundable payment of $250,000 as contemplated in clause 3.2(b)(iii) above, clauses 6.1,
6.2 and 6.4 shall be construed as if all references to $2.0 million were in fact references to $1.75 million.

7    MAINTENANCE OF PEP 38716

     7.1 On and from the date of execution of this Agreement and until such time as either AWE becomes a party to the PEP 38716 Operating Agreement or this Agreement is terminated (whether pursuant to clause 3.4 or otherwise). Marabella shall exercise all of its rights in respect of the PEP 38716 Joint Venture with a view to ensuring that PEP 38716 is kept in full force and effect at all times during its term and shall not cause, suffer or permit to be done or omit to do any act, matter or thing whereby PEP 38716 may in any way be lost or rendered liable to forfeiture or cancellation.

8    APPROVALS

     8.1 This Agreement and the transfer to be effected pursuant to Clause 6.2 above, are subject to and conditional upon the obtaining of any relevant consents and approvals under the Crown Minerals Act 1991 (NZ) or any other legislation which are necessary to give effect to this Agreement. Marabella and AWE agree to do all acts and things within their respective powers which are reasonably necessary to apply for and obtain all such consents and approvals.



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9    RELINQUISHMENT OF BLOCKS

     9.1 Where any graticular blocks contained within PEP 38716 must be surrendered from the area of PEP 38716 pursuant to the Crown Mineral Act 1991 (NZ) or the conditions upon which PEP 38716 was issued, Marabella shall in its sole discretion determine which graticular blocks shall be surrendered so as to satisfy such requirement. In making such determination Marabella must act bona fide and consistence with good oil-field practice. This clause 9.1 shall terminate once AWE has satisfied in full its obligations under clause 6.1.

10   ASSIGNMENT

     10.1 Subject to Clause 10.2, AWE shall not assign, transfer, declare a trust of, mortgage, charge or otherwise dispose of or encumber its rights or interests under this Agreement.

     10.2 AWE may assign it rights and obligations under this Agreement to a Related Body corporate provided that:

     (a) AWE provides evidence to the satisfaction of Marabella of the proposed assignee's financial competence;

     (b) the parties to the PEP 38716 Operating Agreement other than Marabella consent to such assignment in accordance with the provisions of the PEP 38716 Operating Agreement; and,

     (c) the proposed assignee enters into an agreement with Marabella in a form reasonably satisfactory to Marabella pursuant to which the assignee agrees to be bound by this Agreement as if it had originally been a party to this Agreement in the place of AWE.

11   DRILLING OF WELL

     11.1 Marabella undertakes:

     (a) to propose to the parties under the PEP 38716 Operation Agreement the drilling of a well as part of the Operations of PEP 38716 as soon as reasonably practicable after Marabella is in a position to select the optimum location of such well.

     (b) to exercise its rights under the PEP 38716 Operating
     Agreement to have the drilling of such well form part of an approved program and budget, and

     (c) subject to a program and budget for such well being approved by all parties to the PEP 38716 Operating Agreement, to commence the drilling of such well prior to 31 December 1997 provided that a rig is available to Marabella for this purpose and all necessary government approvals have been received.



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12   NOTICE

     12.1 A notice, demand, waiver, approval, consent, communication or other document in connection with this Agreement ("Notice"):

     (a) may be given to an authorized officer of the relevant party;
     and

     (b) must be given in writing; and

     (c) must be left at the address of the addressee, or sent by prepaid ordinary post (airmail if outside Australia) to the address of the addressee or by facsimile to the facsimile number of the addressee which is specified below, or if the addressee notifies in writing another address or facsimile number, then to that address or facsimile number.

     12.2 Unless a later time is specified in it, a Notice takes effect from the time it is actually received or taken to be received.

     12.3 A Notice sent by post or facsimile is taken to be received:

     (a) in the case of a letter, on the 3rd (7th, if outside
     Australia) day after posting; and

     (b) in the case of a facsimile, on the date of production of a transmission report by the machine from which the facsimile was sent which indicated that the facsimile was sent in its entirety to the facsimile number of the recipient notified for the purpose of this clause if produced before 5pm on a Business Day, otherwise on the next Business Day.

     12.4 The address for service of a Notice shall be as follows:

     Marabella:
     (a)  Address:            Level 18, 200 Mary Street, Brisbane,
                              Qld, 4000 Australia
     (b)  Postal Address:     GPO Box 363, Brisbane, Qld, 4001
     (c)  Facsimile Number:   (61) 07-3221 6625

     AWE:
     (a)  Address:            Attention: Company Secretary, Level 8,
                              TNT Plaza, Tower One, Lawson Square,
                              Redfern, NSW, Australia
     (b)  Postal Address:     As above
     (c)  Facsimile Number:   61-2-9319-8577

     with copy to:
     (a)  Address:            B J Phillips, 20 Yallumba Close,
                              Forestville, NSW 2087, Australia
     (b)  Postal Address:     As above
     (c)  Facsimile Number:   61-2-9975-5847



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13   GOVERNING LAW

     13.1 This Agreement shall be governed by and be construed in accordance with the laws of New Zealand and the parties agree to and hereby submit themselves to the jurisdiction of the Courts of New
Zealand and any Courts of Appeal from them.

14   FURTHER ASSURANCES

     14.1 The parties shall execute and deliver such documents and shall take such actions and do all such things as shall be necessary for the complete performance of all their respective obligations under this Agreement.

15   RELATIONS BETWEEN THE PARTIES

     15.1 Nothing in this Agreement shall be considered or interpreted as constituting the relationship of the parties as a partnership or to lead to the conclusion that the parties are jointly in receipt of income or, except as otherwise herein expressly provided, as constituting any party, the agent or legal representative of another or as creating any fiduciary relationship between them. No party shall have any authority to act for or assume any obligation or liability on behalf of another party except as expressly provided in this Agreement.

16   INVALIDITY

     16.1 If any term, clause or provision of this Agreement shall be or be deemed or judged to be invalid for any reason, such invalidity shall not affect the validity or operation of any other term, clause or provision of this Agreement except to the extend necessary to give effect to such invalidity.

17   ENTIRE AGREEMENT

     17.1 This Agreement constitutes the entire agreement between the parties with respect to the subject matter thereof and contains all the representations, undertakings, warranties, covenants, agreements and deeds of the parties.

     17.2 This Agreement supersedes all prior negotiations, contracts, arrangements, understandings, agreements and deeds with respect to the subject matter thereof.

     17.3 There are not representations, undertakings, warranties, covenants, agreements or deeds between the parties, express or implied, except as contained in this Agreement or any document contemplated by this Agreement.

18   WAIVER AND VARIATION

     18.1 A provision or a right created by this Agreement may not be waived or varied except in writing signed by the party or parties to be bound.
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19   STAMP DUTY AND COST

     19.1 All stamp duty payable on this Agreement and any instrument executed pursuant hereto shall be borne by AWE which shall indemnify and keep indemnified Marabella against all and any claims and all liability for stamp duty. AWE shall also be liable for any registration fees or other fees payable in respect of obtaining any and all approvals and/or registration under the Crown Mineral Act 1991 (NZ) in respect of this Agreement. Otherwise each party shall pay its own costs in respect of this Agreement.

20   COMPLIANCE WITH STOCK EXCHANGE REQUIREMENTS

     20.1 To ensure compliance by AWE with the listing requirements of the Australian Stock Exchange Limited, Marabella, in its capacity as the Operator under the PEP 38716 Operating Agreement, shall disclose immediately to AWE any significant discovery of hydrocarbons or mineralization within PEP 38716 and all such other information as AWE may require in order to comply with such listing requirements. AWE shall have the right to make all or part of such information available to the Australian Stock Exchange Limited.

21   FORCE MAJEURE

     21.1 If any party is rendered unable wholly or in party by Force Majeure to carry out its obligations under this Agreement (other than any obligation to make money payments) that party shall give to the other party prompt written notice of the Force Majeure with reasonably full particulars concerning it. The obligations of the party giving the notice so far as they are affected by the Force Majeure shall be suspended during but not longer than the continuance of the Force Majeure. The affected party shall use all reasonable efforts to overcome the Force Majeure as quickly as possible.

     21.2 The provisions of Clause 21.1 shall not require the settlement of strikes, boycotts, lockouts or other labor difficulty by the party involved contrary to its wishes and such matters shall be handled entirely within the discretion of the party concerned.

     21.3 If this Clause 21 the term "Force Majeure" means any event or circumstance beyond the reasonable control of a party which renders that party unable in whole or in part to carry out its obligations under this Agreement including without limitation, strike, lockout, fire, flood, tornado, hurricane, lightning, explosion, collision, radiation, act or God or the public enemy, war, blockade, government regulation, order or decree, uncontrollable delay in transportation, inability to obtain adequate labor, contractors or necessary materials or equipment in the open market, inadequate facilities for the transportation of necessary materials or equipment, or any other cause, whether similar or dissimilar to the causes herein specifically enumerated, beyond the reasonable control of such party and which such party is unable to overcome by the exercise of reasonably diligence and at a reasonable cost, provided however, the lack of finances of inability to borrow the same shall in no event be deemed a cause beyond the reasonable control of a party.

THE AGREEMENT END HERE.